UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2008

THE BANK OF KENTUCKY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

(Commission File Number) 0-25960

Kentucky	61-1256535
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

111 Lookout Farm Drive

Crestview Hills, Kentucky 41017

(Address of principal executive offices)

(859) 371-2340

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 20, 2008, the Board of Directors of The Bank of Kentucky Financial Corporation (the “Company”) voted to amend and restate the Company’s By-Laws (the “Amended and Restated By-Laws”) to provide for the annual election of all directors, consistent with the provisions of the Company’s Articles of Incorporation (the “Articles”), as amended, and incorporating such prior By-Law amendments as currently in effect. Section 3.2 of the Amended and Restated By-Laws was amended to provided that each director elected at the 2008 annual meeting of shareholders will hold office until the next annual meeting, with all directors thereafter being elected to serve for one year terms beginning with the 2009 annual meeting. The Company amended its Articles to provide for the annual election of all directors following approval of such amendment by its shareholders at the Company’s 2008 annual meeting of shareholders. A copy of the Amended and Restated By-Laws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit 3.1        Amended and Restated By-Laws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2008

THE BANK OF KENTUCKY FINANCIAL CORPORATION

By:	/s/ Martin J. Gerrety
Name:	Martin J. Gerrety
Title:	Treasurer and Assistant Secretary